EXHIBIT 23.4

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated October 3, 1996, with respect to the financial statements of Turf Products, Ltd. in the Amendment No. 1 to the Registration Statement on Form SB-2 and related Prospectus of Eco Soil Systems, Inc. for the registration of 3,450,000 shares of its common stock.

ERNST & YOUNG LLP

San Diego, California
December 2, 1996